Filed Pursuant to Rule 424(b)(3)

Registration Nos.    033-08857-99

033-59435-99

333-125001

PROSPECTUS SUPPLEMENT

to

PROSPECTUS DATED MARCH 12, 2008

The attached Current Report on Form 8-K dated August 26, 2008 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated March 12, 2008.

The date of this Prospectus Supplement is September 2, 2008

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2008

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Pursuant to paragraph (e) of Item 5.02 of Form 8-K, this Form 8-K is being filed to provide information with respect to the current forms of the following award agreements under the TDS 2004 Long-Term Incentive Plan:

1.                                                               Form of Corporate Officer Long-Term Incentive Plan Stock Option Award Agreement, providing for the award of stock options with respect to TDS Special Common Shares to corporate officers of TDS.   The stock options will become exercisable with respect to one-third of the number of shares subject to the option on each of the first, second and third anniversaries of the grant date, subject to continued employment.

2.                                                               Form of Corporate Officer Long-Term Incentive Plan Restricted Stock Unit Award Agreement, providing for the award of restricted stock units with respect to TDS Special Common Shares to corporate officers of TDS.  The restricted stock units vest in full (cliff vesting) on December 15 in the second year following grant, subject to continued employment.

The foregoing description is qualified by reference to the forms of award agreements which are attached hereto as Exhibits and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date: September 2, 2008

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller

3

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description

10.1	Form of Corporate Officer Long-Term Incentive Plan Stock Option Award Agreement

10.2	Form of Corporate Officer Long-Term Incentive Plan Restricted Stock Unit Award Agreement

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Exhibit 10.1

CORPORATE OFFICER

TELEPHONE AND DATA SYSTEMS, INC.

2004 LONG-TERM INCENTIVE PLAN

<<YEAR>> STOCK OPTION AWARD AGREEMENT

Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), hereby grants to <<NAME>> (the “Optionee”), as of <<DATE>> (the “Option Date”), pursuant to the provisions of the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan (As Amended and Restated) (the “Plan”), a Non-Qualified Stock Option (the “Option”) to purchase from the Company <<NUMBER>> shares of Special Common Stock at the price of $<<PRICE>> per share upon and subject to the terms and conditions set forth below.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.             Time and Manner of Exercise of Option.

1.1.          Exercise of Option.  (a)  In general.  Except as otherwise provided in this Award Agreement, the Option shall become exercisable (i) on the first annual anniversary of the Option Date with respect to one-third of the number of shares of Special Common Stock subject to the Option on the Option Date; (ii) on the second annual anniversary of the Option Date with respect to an additional one-third of the number of shares of Special Common Stock subject to the Option on the Option Date; and (iii) on the third annual anniversary of the Option Date with respect to the remaining one-third of the number of shares of Special Common Stock subject to the Option on the Option Date.  Except as otherwise provided in this Award Agreement in connection with the Optionee’s death, in no event may the Option be exercised, in whole or in part, after <<TENTH ANNIVERSARY OF OPTION DATE>> (the “Expiration Date”).

(b)  Disability.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates by reason of Disability, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s termination of employment or service, and after such date may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 12 months after the effective date of the Optionee’s termination of employment or service or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the later of (i) the last day of such exercise period and (ii) the 180 day anniversary of the Optionee’s death.

(c)  Special Retirement.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates by reason of Special Retirement (as defined below), the Option immediately shall become exercisable in full if (i) the Optionee has attained age 66 as of the effective date of the Optionee’s Special Retirement and (ii) the effective date of the Optionee’s Special Retirement occurs on or after January 1, <<CALENDAR YEAR COMMENCING AFTER OPTION DATE>>.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates by reason of Special Retirement and either (i) the Optionee has not attained age 66 as of the effective date of the Optionee’s Special Retirement or (ii) the effective date of the Optionee’s Special Retirement occurs before January 1, <<CALENDAR YEAR COMMENCING AFTER OPTION DATE>>, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s Special Retirement.  The Option, to the extent then exercisable, may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 12 months after the effective date of the Optionee’s Special Retirement or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the later of (i) the last day of such exercise period and (ii) the 180 day anniversary of the Optionee’s death.  For purposes of this Award Agreement, “Special Retirement” shall mean an Optionee’s termination of employment or service with the Employers and Affiliates on or after the later of (i) the Optionee’s attainment of age 62 and (ii) the Optionee’s Early Retirement Date or Normal Retirement Date, as such terms are defined in the Telephone and Data Systems, Inc. Pension Plan.

(d)  Retirement.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates by reason of Retirement (as defined below), the Option immediately shall become exercisable in full if (i) the Optionee has attained age 66 as of the effective date of the Optionee’s Retirement and (ii) the effective date of the Optionee’s Retirement occurs on or after January 1, <<CALENDAR YEAR COMMENCING AFTER OPTION DATE>>.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates by reason of Retirement and either (i) the Optionee has not attained age 66 as of the effective date of the Optionee’s Retirement or (ii) the effective date of the Optionee’s Retirement occurs before January 1, <<CALENDAR YEAR COMMENCING AFTER OPTION DATE>>, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s Retirement.  The Option, to the extent then exercisable, may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 90 days after the effective date of the Optionee’s Retirement or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the 180 day anniversary of the Optionee’s death.  For purposes of this Award Agreement, “Retirement” shall mean an Optionee’s termination of employment or service with the Employers and Affiliates on or after the Optionee’s attainment of age 65 that does not satisfy the definition of “Special Retirement” set forth in Section 1.1(c).

(e)  Resignation with Prior Consent of the Board.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates by reason of the Optionee’s resignation of employment or service at any age with the prior consent of the board of directors of such Optionee’s Employer (as evidenced in the Employer’s minute book), the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s resignation, and after such date may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 90 days after such effective date or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the 180 day anniversary of the Optionee’s death.

(f)  Death.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates by reason of death, the Option shall be exercisable only to the extent it is exercisable on the date of death, and may be exercised by the beneficiary or beneficiaries duly designated by the Optionee for a period ending on the 180 day anniversary of the Optionee’s death.

(g)  Other Termination of Employment or Service.  If the Optionee ceases to be employed by or of service to the Employers and Affiliates for any reason other than Disability, Special Retirement, Retirement, resignation of employment or service with the prior consent of the board of directors of the Optionee’s Employer (as evidenced in the Employer’s minute book) or death, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s termination of employment or service, and may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 30 days after the effective date of the Optionee’s termination of employment or service or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable only to the extent it is exercisable on the date of death and may be exercised by the beneficiary or beneficiaries duly designated by the Optionee for a period ending on the 180 day anniversary of the Optionee’s death.  Notwithstanding any provision in this Award Agreement to the contrary, if the Optionee ceases to be employed by or of service to the Employers and Affiliates on account of the Optionee’s negligence, willful misconduct, competition with an Employer or other Affiliate or misappropriation of confidential information of an Employer or other Affiliate, the Option shall terminate on the date the Optionee’s employment or service with the Employers and Affiliates terminates, unless such Option terminates earlier pursuant to Section 1.2.

(h)  Expiration of Option During Blackout Period.  If the Option shall expire under any of subsections (a) through (g) of this Section 1.1 during a period when the Optionee and family members or other persons living in the household of such persons are prohibited from trading in securities of the Company pursuant to the Telephone and Data

Systems, Inc. Policy Regarding Insider Trading and Confidentiality (or any successor policy thereto) (a “Blackout Period”), the period during which the Option is exercisable shall be extended to the date that is 30 days after the date of the termination of the Blackout Period.

(i)  Expiration of Option During Suspension Period.  If the Option shall expire under any of subsections (a) through (g) of this Section 1.1 during a period when the exercise of the Option would violate applicable securities laws (a “Suspension Period”), the period during which the Option is exercisable shall be extended to the date that is 30 days after the date of the termination of the Suspension Period.

1.2.          Termination of Option and Forfeiture of Option Gain Upon Competition or Misappropriation of Confidential Information.  Notwithstanding any other provision herein, the Option granted pursuant to this Award Agreement shall not be exercisable on or after any date on which the Optionee enters into competition with an Employer or other Affiliate, or misappropriates confidential information of an Employer or other Affiliate, as determined by the Company in its sole discretion.  As of the date of such competition or misappropriation, the Option granted pursuant to this Award Agreement automatically shall terminate and thereby be forfeited to the extent it has not been exercised.  In the event of such competition or misappropriation, the Optionee shall pay the Company, within five business days of receipt by the Optionee of a written demand therefor, an amount in cash determined by multiplying the number of shares of Stock purchased pursuant to each exercise of the Option within the six months immediately preceding such competition or misappropriation (without reduction for any shares of Stock delivered by the Optionee or withheld by the Company pursuant to Section 1.3 or Section 2.4) by the difference between (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) the purchase price per share of Stock set forth in the first paragraph of this Award Agreement.  The Optionee acknowledges and agrees that the Option, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of an Employer or other Affiliate.  The Optionee acknowledges and agrees that this Section 1.2 is therefore fair and reasonable, and not a penalty.

For purposes of the preceding paragraph, the Optionee shall be treated as entering into competition with an Employer or other Affiliate if the Optionee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of an Employer or other Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of an Employer or other Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of an Employer or other Affiliate, (ii) directly or indirectly, individually or in conjunction with any person, firm or corporation, becomes employed in the business or engages in the business of providing wireless, telephone or broadband products or services in any geographic territory in which an Employer or other Affiliate offers such products or services or has plans to do so within the next twelve months or (iii) otherwise competes with an Employer or other Affiliate in any manner or otherwise engages in the business of an Employer or other Affiliate.

The Optionee shall be treated as misappropriating confidential information of an Employer or other Affiliate if the Optionee (i) uses confidential information (as described below) for the benefit of anyone other than an Employer or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by an Employer or such

Affiliate, as the case may be, to receive such information, (ii) upon termination of employment or service, makes any summaries of, takes any notes with respect to, or memorizes any confidential information or takes any confidential information or reproductions thereof from the facilities of an Employer or other Affiliate, or (iii) upon termination of employment or service or upon the request of an Employer or other Affiliate, fails to return all confidential information then in the Optionee’s possession.  “Confidential information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of an Employer or other Affiliate.

1.3.          Method of Exercise.  The Option may be exercised by the holder of the Option (1) by giving written notice to the Vice President-Human Resources of the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) and (2) by executing such documents and taking any other actions as the Company may reasonably request.  Payment may be made either (i) in cash, (ii) in previously owned whole shares of Stock (which the holder has held for at least six months prior to the delivery of such shares of Stock or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Stock which otherwise would be delivered having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iv) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii).  If payment of the purchase price is made pursuant to clause (ii) or (iii) of the second sentence of this Section 1.3, then any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder.  No share of Stock shall be delivered until the full purchase price therefor has been paid (or arrangement has been made for such payment to the Company’s satisfaction).

1.4.          Full or Partial Cancellation of Option.  In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, cancelled or forfeited, the holder shall promptly return this Award Agreement to the Company.  If the holder continues to have rights to purchase shares hereunder, the Company shall, within 10 days of the holder’s delivery of this Award Agreement to the Company, either (i) mark the Award Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the holder a substitute option agreement applicable to such rights, which agreement shall otherwise be substantially similar to this Award Agreement in form and substance.  If the holder does not return this Award Agreement to the Company, cancellation of the Option, to the extent it is expired, exercised, cancelled or forfeited, shall nonetheless be effective.

2.             Additional Terms and Conditions of Option.

2.1.          Option Subject to Acceptance.  The Option shall become null and void unless the Optionee shall accept this Award Agreement.  The Optionee shall be deemed to have accepted this Award Agreement unless the Optionee returns this Award Agreement to the Vice President-Human Resources of the Company within thirty (30) days of the

Optionee’s receipt of this Award Agreement, accompanied by a written statement that the Optionee does not accept this Award Agreement.

2.2.          Nontransferability of Option.  The Option may not be transferred by the Optionee other than (i) to a beneficiary upon the Optionee’s death (as designated on the form attached hereto or under the terms of the Plan), (ii) pursuant to a court order entered in connection with a dissolution of marriage or child support or (iii) by gift to a Permitted Transferee.  Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

By accepting the Option, the Optionee agrees that if all beneficiaries designated on a beneficiary designation form predecease the Optionee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the Optionee’s death, or if the Optionee fails to designate a beneficiary on a beneficiary designation form, then the Optionee hereby designates the following persons in the order set forth herein as the Optionee’s beneficiary or beneficiaries:  (i) the Optionee’s spouse, if living, or if none, (ii) the Optionee’s then living descendants, per stirpes, or if none, (iii) the Optionee’s estate.

2.3.          Agreement by Optionee.  As a condition precedent to any exercise of the Option, the holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of shares of Stock and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

2.4.          Withholding Taxes.  (a) As a condition precedent to any issuance or delivery of shares of Stock upon exercise of the Option, the holder shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares of Stock, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option.  If the holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the holder.

(b)  The holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (1) a cash payment to the Company, (2) delivery to the Company of whole shares of Stock, the Fair Market Value of which shall be determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the “Tax Date”), (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the holder upon exercise of the Option, the Fair Market Value of which shall be determined as of the Tax Date, (4) to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3).  Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments.  Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

The Optionee agrees that if by the pay period that immediately follows the date that the Option is exercised, no cash payment attributable to any such fractional share shall have been received by the Company, then the Optionee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Optionee, including without limitation any amount payable to the Optionee as salary or wages.  The Optionee agrees that this authorization may be reauthorized via electronic means determined by the Company.  The Optionee may revoke this authorization by written notice to the Company prior to any such deduction.  No share of Stock shall be delivered until the Required Tax Payments have been satisfied in full (or arrangement has been made for such payment to the Company’s satisfaction).

2.5.          Adjustment.  In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split, exchange of shares, liquidation or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of shares of Stock subject to the Option and the purchase price per share shall be appropriately and equitably adjusted by the Committee, such adjustment to be made without an increase in the aggregate purchase price.  Such adjustment shall be final, binding and conclusive.  If such adjustment would result in a fractional security being subject to the Option, the Company shall pay the holder, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the purchase price of the Option.

2.6.          Change in Control.  (a)  Notwithstanding any other provision of this Award Agreement or any provision of the Plan, in the event of a Change in Control, the Option shall become immediately exercisable in full.  In the event of a Change in Control pursuant to Section (b)(3) below, there may be substituted for each share of Stock subject to the Option, the number and class of shares into which each share of such Stock shall be converted pursuant to such Change in Control.  In the event of such a substitution, the purchase price per share of stock then subject to the Option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Stock subject to the Option prior to the Change in Control.

(b)           For purposes of the Plan and this Award Agreement, “Change in Control” shall mean:

(1)           the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following:  (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the  Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2.6(b), or (v) any acquisition by the following persons:  (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the “Exempted Persons”);

(2)           individuals who, as of February 27, 2004, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after February 27, 2004, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate

Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons:  (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)  approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

2.7.                              Compliance with Applicable Law.  The Option is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or delivery of shares hereunder, such shares will not be issued or delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

2.8.                              Delivery of Certificates.  Upon the exercise of the Option, in whole or in part, the Company shall, subject to Section 2.4, deliver or cause to be delivered one or more certificates representing the number of shares of Stock purchased against full payment therefor.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 2.4.

2.9.                              Option Confers No Rights as Stockholder.  The holder of the Option shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until such shares are purchased and delivered upon an exercise of the Option and the holder becomes a stockholder of record with respect to such delivered shares.

2.10.                        Company to Reserve Shares.  The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

3.                                       Miscellaneous Provisions.

3.1.                                   Option Confers No Rights to Continued Employment or Service.  In no event shall the granting of the Option or the acceptance of this Award Agreement and the Option by the Optionee give or be deemed to give the Optionee any right to continued employment by or service with any Employer or any subsidiary or affiliate of an Employer.

3.2.                                   Decisions of Committee.  The Committee or its delegate shall have the right to resolve all questions which may arise in connection with the Option or its exercise.  Any interpretation, determination or other action made or taken by the Committee or its delegate regarding the Plan or this Award Agreement shall be final, binding and conclusive.

3.3.                                   Award Agreement Subject to the Plan.  This Award Agreement is subject to the provisions of the Plan, as it may be amended from time to time, and shall be interpreted in accordance therewith.  The Optionee hereby acknowledges receipt of a copy of the Plan.

3.4.                                   Successors.  This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Award Agreement or the Plan.

3.5.                                   Notices.  All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by telecopy with confirmation of receipt or (d) by electronic mail, utilizing notice of undelivered electronic mail features.  The notice, request or other communication shall be deemed to be received (a) in the case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in the case of mailing by certified or registered mail, five days following the date of such mailing, (c) in the case of telecopy, on the date of confirmation of receipt or (d) in the case of electronic mail, on the date of mailing, but only if a notice of undelivered electronic mail is not received.

3.6.                                   Governing Law.  The Option, this Award Agreement, and all determinations made and actions taken pursuant thereto and hereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

3.7.                                   Counterparts.  This Award Agreement may be executed in counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

TELEPHONE AND DATA SYSTEMS, INC.

By:
<<NAME>>
<<TITLE>>

Accepted this day of
, 20 .

Optionee

Exhibit 10.2

TDS CORPORATE

TELEPHONE AND DATA SYSTEMS, INC.

2004 LONG-TERM INCENTIVE PLAN

<<YEAR>> RESTRICTED STOCK UNIT AWARD AGREEMENT

Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), hereby grants to <<NAME>> (the “Employee”) as of <<DATE>>, pursuant to the provisions of the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan (As Amended and Restated) (the “Plan”), a Restricted Stock Unit Award (the “Award”) with respect to <<NUMBER>> shares of Special Common Stock, upon and subject to the restrictions, terms and conditions set forth below.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.                                      Award Subject to Acceptance.

The Award shall become null and void unless the Employee accepts this Award Agreement.  The Employee shall be deemed to have accepted this Award Agreement unless the Employee returns this Award Agreement to the Vice President—Human Resources of the Company within thirty (30) days of the Employee’s receipt of this Award Agreement, accompanied by a written statement that the Employee does not accept this Award Agreement.

2.                                      Restriction Period and Forfeiture.

(a)  In General.  Except as otherwise provided in this Award Agreement, the restrictions on the Award shall terminate in their entirety on December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>>, provided that the Employee remains continuously employed by or of service to the Employers and Affiliates until such date.

(b)  Disability or Death.  If the Employee’s employment by or service to the Employers and Affiliates terminates prior to December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>> by reason of Disability or death, the restrictions on the Award shall terminate in their entirety upon such termination of employment or service.

(c)  Retirement at or after Attainment of Age 66.  If the Employee’s employment by or service to the Employers and Affiliates terminates on or after January 1, <<CALENDAR YEAR COMMENCING AFTER GRANT DATE>> but prior to December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>> by reason of retirement at or after attainment of age 66, the restrictions on the Award shall terminate in their entirety upon such termination of employment or service.  If the Employee’s employment by or service to the Employers and Affiliates terminates prior to January 1, <<CALENDAR YEAR COMMENCING AFTER GRANT DATE>> by reason of retirement at or after attainment of age 66, the Award shall be forfeited and shall be canceled by the Company.

(d)  Other Termination of Employment or Service.  Notwithstanding any other provision herein, if the Employee’s employment by or service to the Employers and Affiliates terminates prior to December 15, <<SECOND CALENDAR YEAR COMMENCING AFTER GRANT DATE>> for any reason other than Disability, death or retirement at or after attainment of age 66 (including without limitation, on account of the Employee’s negligence or willful misconduct, as determined by the Company in its sole discretion), the Award shall be

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forfeited and shall be canceled by the Company.

(e)  Forfeiture of Award upon Competition or Misappropriation of Confidential Information.  Notwithstanding any other provision herein, if the Employee (i) enters into competition with an Employer or other Affiliate or (ii) misappropriates confidential information of an Employer or other Affiliate, as determined by the Company in its sole discretion, the Award shall be forfeited and shall be canceled by the Company.  For purposes of the preceding sentence, the Employee shall be treated as entering into competition with an Employer or other Affiliate if the Employee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of an Employer or other Affiliate or any prospective customer which has been contacted or solicited by or on behalf of an Employer or other Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of an Employer or other Affiliate; (ii) directly or indirectly, individually or in conjunction with any person, firm or corporation, becomes employed in the business or engages in the business of providing wireless, telephone or broadband products or services in any geographic territory in which an Employer or other Affiliate offers such products or services or has plans to do so within the next twelve months or (iii) otherwise competes with an Employer or other Affiliate in any manner or otherwise engages in the business of an Employer or other Affiliate.  The Employee shall be treated as misappropriating confidential information of an Employer or other Affiliate if the Employee (i) uses confidential information (as described below) for the benefit of anyone other than an Employer or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by an Employer or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment or service, makes any summaries of, takes any

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notes with respect to or memorizes any confidential information or takes any confidential information or reproductions thereof from the facilities of an Employer or other Affiliate or (iii) upon termination of employment or service or upon the request of an Employer or other Affiliate, fails to return all confidential information then in the Employee’s possession.  “Confidential information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs and other material embodying trade secrets or confidential technical, business, or financial information of an Employer or other Affiliate.

The Employee acknowledges and agrees that the Award, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of an Employer or other Affiliate.  The Employee acknowledges and agrees that this Section 2(e) is therefore fair and reasonable, and not a penalty.

3.                                      Change in Control.

(a)  Notwithstanding any provision in the Plan or any other provision in this Award Agreement, in the event of a Change in Control, the restrictions on the Award immediately shall terminate.  In the event of a Change in Control pursuant to Section (b)(3) below, there may be substituted for each share of Stock subject to the Award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control.

(b)  For purposes of the Plan and this Award Agreement, a “Change in Control” shall mean:

(1)  the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of

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Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following:  (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 3(b), or (v) any acquisition by the following persons:  (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the “Exempted Persons”);

(2)  individuals who, as of February 27, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after February 27, 2004, whose election or nomination for election by the Company’s stockholders was approved by the vote of at

5

least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons:  (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or

6

indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)  approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

4.                                      Additional Terms and Conditions of Award.

4.1.                              Nontransferability of Award.  The Award may not be transferred other than (i) to a beneficiary upon the Employee’s death (as designated on the form attached hereto or under the terms of the Plan), (ii) pursuant to a court order entered in connection with a dissolution of marriage or child support or (iii) by gift to a Permitted Transferee, after obtaining the consent of the Committee to such gift, which may be given or withheld by the Committee in its sole discretion.  Except as permitted by the foregoing, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

By accepting the Award, the Employee agrees that if all beneficiaries designated on a beneficiary designation form predecease the Employee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the Employee’s death, or if the Employee fails to designate a beneficiary on a beneficiary designation form, then the Employee

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hereby designates the following persons in the order set forth herein as the Employee’s beneficiary or beneficiaries: (i) the Employee’s spouse, if living, or if none, (ii) the Employee’s then living descendants, per stirpes, or if none, (iii) the Employee’s estate.

4.2.                              Investment Representation.  The Employee hereby represents and covenants that (a) any shares of Stock acquired upon the lapse of restrictions with respect to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of acquisition of any shares hereunder or is true and correct as of the date of sale of any such shares, as applicable.  As a further condition precedent to the issuance or delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

4.3.                              Tax Withholding.  (a)  As a condition precedent to the issuance or delivery of any shares of Stock subject to the Award, the Employee shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding

8

taxes (the “Required Tax Payments”) with respect to the Award.  If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.

(b)  The Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (1) a cash payment to the Company, (2) delivery to the Company of whole shares of Stock, the Fair Market Value of which shall be determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Employee pursuant to the Award, the Fair Market Value of which shall be determined as of the Tax Date or (4) any combination of (1), (2) and (3).  Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments.  Any fraction of a share of Stock which would be required to pay the Required Tax Payments shall be disregarded and the remaining amount due shall be paid in cash by the Employee.  The Employee agrees that if by the pay period that immediately follows the date that the restrictions on the Award terminate in their entirety, no cash payment attributable to any such fractional share shall have been received by the Company, then the Employee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages.  The Employee agrees that this authorization may be reauthorized via electronic means determined by the Company.  The Employee may revoke this authorization by written notice to the Company prior to any such deduction.  No shares of Stock shall be delivered until the Required Tax Payments have been

9

satisfied in full (or arrangement has been made for such payment to the Company’s satisfaction).

4.4.                              Award Confers No Rights as a Stockholder.  The Employee shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until the restrictions on the Award lapse and the Employee becomes a stockholder of record with respect to such shares.

4.5.                              Adjustment.  In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split, exchange of shares, liquidation or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of shares of Stock subject to the Award shall be appropriately and equitably adjusted by the Committee.  Such adjustment shall be final, binding and conclusive.  If such adjustment would result in a fractional security being subject to the Award, the Company shall pay the holder, in connection with the first vesting of the Award occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the Fair Market Value on the vesting date.

4.6.                              Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or delivery of shares, such shares will not be issued or delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other

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action.

4.7.                              Delivery of Certificates.  As soon as practicable after the termination of the restrictions on the Award, the Company shall, subject to Section 4.3, deliver or cause to be delivered to the Employee one or more certificates representing the number of shares of Stock subject to the Award.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 4.3.

4.8.                              Award Confers No Rights to Continued Employment or Service.  In no event shall the granting of the Award or the acceptance of this Award Agreement and the Award by the Employee give or be deemed to give the Employee any right to continued employment by or service with any Employer or any subsidiary or affiliate of an Employer.

4.9.                              Decisions of Committee.  The Committee or its delegate shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Committee or its delegate regarding the Plan or this Award Agreement shall be final, binding and conclusive.

4.10.                        Company to Reserve Shares.  The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Award from time to time.

4.11.                        Award Agreement Subject to the Plan.  This Award Agreement is subject to the provisions of the Plan, as it may be amended from time to time, and shall be interpreted in accordance therewith.  The Employee hereby acknowledges receipt of a copy of the Plan.

5.                                      Miscellaneous Provisions.

5.1.                              Successors.  This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall

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acquire any rights hereunder in accordance with this Award Agreement or the Plan.

5.2.                              Notices.  All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by telecopy with confirmation of receipt or (d) by electronic mail, utilizing notice of undelivered electronic mail features.  The notice, request or other communication shall be deemed to be received (a) in case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in case of mailing by certified or registered mail, five days following the date of such mailing, (c) in case of telecopy, on the date of confirmation of receipt and (d) in case of electronic mail, on the date of mailing, but only if a notice of undelivered electronic mail is not received.

5.3.                              Governing Law.  The Award, this Award Agreement and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

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5.4                                 Counterparts.  This Award Agreement may be executed in counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

TELEPHONE AND DATA SYSTEMS, INC.

By:
<<NAME>>
<<TITLE>>

Accepted this day of
, 20 .

Employee

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